Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Tel: 202-739-3000

Fax: 202-739-3001

www.morganlewis.com

April 13, 2012

The Penn Mutual Life Insurance Company

Penn Mutual Variable Annuity Account III

600 Dresher Road

Horsham, Pennsylvania 19044

Re:     Registration File Nos. 333-177543; 811-03457

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information contained in Pre-Effective Amendment No. 3 and Post-Effective Amendment No. 97 to the Registration Statement on Form N-4 (File No. 333-177543; 811-03457) for Penn Mutual Variable Annuity Account III filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, respectively. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

/s/ Morgan, Lewis & Bockius LLP